UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2006

(Exact name of registrant as specified in charter)

Ohio	0-850	34-6542451

(State or other jurisdiction of	Commission File Number	(I.R.S. Employer Identification No.)
incorporation)

127 Public Square, Cleveland, Ohio	44114-1306

(Address of principal executive	(Zip Code)
offices)
Registrant’s telephone number, including area code: (216) 689-6300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
     On March 9, 2006 and pursuant to the recommendation of its Nominating and Corporate Governance Committee, the KeyCorp Board of Directors determined that a non-employee director who attends an officially sanctioned meeting at which he or she represents KeyCorp and which requires a substantial time commitment shall receive a fee of $1,500. No other changes were made to fees paid to KeyCorp Directors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP

(Registrant)

Date: March 10, 2006	/s/ Daniel R. Stolzer

	By:	Daniel R. Stolzer
Vice President and
Deputy General Counsel